UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

AAON, INC.
(Exact name of Registrant as Specified in Charter)

Nevada			0-18953	87-0448736
(State or Other Jurisdiction			(Commission File Number: )	(IRS Employer Identification No.)
of Incorporation)

2425 South Yukon Ave.,	Tulsa,	Oklahoma		74107
(Address of Principal Executive Offices)				(Zip Code)

(Registrant's telephone number, including area code): (918) 583-2266

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AAON	NASDAQ

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Election of Directors

On May 12, 2020, immediately following the Annual Meeting of Stockholders (the “Annual Meeting”) of AAON, Inc. (the “Company”), Jack E. Short retired from the Board of Directors, as previously disclosed. Mr. Short’s decision to not stand for re-election was not as a result of any disagreement with the Company. Additionally, Caron A. Lawhorn and Stephen O. LeClair were each re-elected to the Board of Directors (as disclosed in Item 5.07 below).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 12, 2020, the Board of Directors of the Company adopted and approved the Amended and Restated Bylaws of the Company (the “A&R Bylaws”). The A&R Bylaws generally modernize and restate the prior bylaws, in some cases providing procedures for actions by stockholders and directors or by conforming provisions to Chapter 78 of the Nevada Revised Statutes (“NRS”). The purpose and effect of the principal amendments of the A&R Bylaws is briefly summarized below, which is qualified in its entirety by reference to the A&R Bylaws filed as Exhibit 3.1 hereto and incorporated herein by reference:

(i) Proxy Access: A section has been included in the A&R Bylaws to add a proxy access provision. The A&R Bylaws provide that a stockholder, or a group of up to 20 stockholders, owning at least three percent of the Company’s common stock continuously for at least three years, may nominate and include in the Company’s annual meeting proxy materials director nominees up to the greater of (a) two directors or (b) twenty percent of the Board of Directors, subject to certain limitations and provided that the stockholders and nominees satisfy the requirements specified in the A&R Bylaws.

(ii) Advance Notice Provisions: The A&R Bylaws provide advance notice procedures for stockholders to propose (1) nominations for the election of directors and other business to be considered at annual meetings and (2) nominations for the election of directors to be considered by the stockholders at special meetings.

Generally, with regard to an annual meeting of stockholders, a stockholder must give timely notice of proposals (90-120 days prior to the one-year anniversary of the preceding annual meeting) and the notice must set forth certain information regarding the business being proposed or the board nominee and the proposing stockholder. If the annual meeting is convened more than 30 days prior to or delayed by more than 70 days after the anniversary of the preceding annual meeting, the notice must be received not earlier than the 120th day prior to such annual meeting and no later than the later of (a) the 90th day prior to such annual meeting or (b) the 10th day following the day on which public announcement of the date of such annual meeting is first made. In the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all the nominees for director or indicating the increase in the size of the Board of Directors at least 100 days prior to the first anniversary of the preceding annual meeting, with respect to nominees for any new positions created by such increase, a notice shall be considered timely if it is received not later than the 10th day following the day on which such public announcement is first made by the Company. By contrast, the bylaws in effect immediately prior to the effective date of the A&R Bylaws (the “Original Bylaws”) provided that, with regard to an annual meeting of stockholders, a stockholder must give timely notice of proposals (60-90 days prior to the one-year anniversary of the preceding annual meeting) setting forth certain information regarding the board nominee and the proposing stockholder.

With regard to a special meeting of stockholders at which directors are to be elected, a stockholder must give notice of proposals not earlier than the 120th day prior to such special meeting and no later than the later of (x) the 90th day prior to such special meeting or (y) the 10th day following the day on which public announcement of the date of such special meeting is first made, and the notice must set forth certain information regarding the board nominee and the proposing stockholder. By contrast, the Original Bylaws provided that, with regard to a special meeting of stockholders at which directors are to be elected, a stockholder must give timely notice of proposals (not later than the 10th day following the earlier of (A) the date notice of the meeting was mailed, or (B) the date public disclosure was made) setting forth certain information regarding the board nominee and the proposing stockholder.

Our 2020 annual meeting of stockholders took place on May 12, 2020. As a result, pursuant to the A&R Bylaws, stockholders must provide written notice of director nominations or other proposals intended to be brought before the 2021 annual meeting not earlier than January 12, 2021 nor later than February 11, 2021.

(iii) Director Qualifications: The A&R Bylaws provide that eligibility as a nominee for election as a director is conditioned upon timely delivery of (1) a written questionnaire describing such nominee’s background, qualifications, stock ownership and independence and (2) a written representation and agreement certifying that such nominee (a) is not (and if elected, will not become) a party to any voting commitment or similar arrangement, (b) is not (and if elected, will not become) a party to any indemnification or reimbursement agreement with any person other than the Company, (c) if elected, will comply with certain guidelines of the Company applicable to directors, and (d) if elected, will at all times comply with the qualification criteria specified in the A&R Bylaws or otherwise set forth by the Board of Directors.

(iv) Forum Selection: The A&R Bylaws provide that, subject to certain exceptions, the Eighth Judicial District Court of Clark County, Nevada shall be the sole and exclusive forum for any action (1) in the name or right of the Company or on its behalf, (2) for breach of fiduciary duty owed by any director, officer, employee or agent to the Company or stockholders, (3) asserting a claim arising pursuant to any provision of NRS Chapters 78 or 92A or any provision of the Articles of Incorporation or the A&R Bylaws, (4) to interpret, apply, enforce or determine the validity of the Articles of Incorporation or the A&R Bylaws, or (5) asserting a claim governed by the internal affairs doctrine.

(v) Quorum: The A&R Bylaws provide that stockholders holding at least a majority of the voting power of the Company’s outstanding shares of capital stock, represented in person or by proxy (regardless of whether the proxy may vote) constitute a quorum. If the NRS, Articles of Incorporation, or the A&R Bylaws require voting by class or series, at least a majority of the voting power, represented in person or by proxy (regardless of whether the proxy may vote), within each such class or series is necessary to constitute a forum for such class or series. By contrast, the Original Bylaws provided that stockholders holding of at least 33 1/3% of issued and outstanding stock entitled to vote thereat, represented in person or by proxy, constitute a quorum.

(vi) Uncertificated Shares: The A&R Bylaws provide that the Board of Directors may authorize the issuance of uncertificated shares of the Company’s stock, without affecting existing certificated shares or the rights and obligations of the stockholders. By contrast, the Original Bylaws did not provide for permissive issuance of uncertificated shares.

(vii) Indemnification: A section has been added to the A&R Bylaws to more thoroughly address indemnification procedures, advancement of expenses and maintaining insurance. Subject to certain exclusions, the A&R Bylaws provide for mandatory indemnification of directors and officers of the Company (both current and former) to the fullest extent allowed by Nevada law, the advancement of expenses on as-incurred basis for such officers and directors, and subject to action by the Board of Directors, permissive indemnification for employees and other parties. The A&R Bylaws also allow the Company to obtain insurance or other financial arrangements on behalf of any indemnitee. The indemnification rights provided by the A&R Bylaws are not exclusive of any other indemnification such indemnitees may receive, whether conferred by statute, agreement, the Articles of Incorporation, or otherwise.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 12, 2020, at the Annual Meeting, the Company's stockholders (i) elected each of the nominees listed below to the Company's Board of Directors to serve until the 2023 Annual Meeting of Stockholders, or until their respective successors are elected and qualified; (ii) amended the Company's 2016 Incentive Plan to authorize an additional 2,500,000 shares for issuance thereunder; (iii) approved, on an advisory basis, a resolution on the compensation of AAON's named executive officers as set forth in the Proxy Statement; and (iv) ratified the selection of Grant Thornton, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020. The final results for the votes regarding each proposal are set forth below.

(i) The voting results with respect to the election of each director were as follows:

Nominees:	For	Against	Abstain	Broker Non-Votes
Caron A. Lawhorn	45,587,434	746,106	24,071	3,382,323
Stephen O. LeClair	42,522,570	3,812,885	22,156	3,382,323

(ii) The voting results to amend the Company's 2016 Incentive Plan to authorize an additional 2,500,000 shares for issuance thereunder were as follows:

For	Against	Abstain	Broker Non-Votes
44,843,344	1,485,082	29,185	3,382,323

(iii) The voting results to approve, on an advisory basis, a resolution on the compensation of AAON's named executive officers as set forth in the Proxy Statement were as follows:

For	Against	Abstain	Broker Non-Votes
44,401,242	1,919,415	36,954	3,382,323

(iv) The voting results with respect to the ratification of the selection of Grant Thornton, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020 were as follows:

For	Against	Abstain	Broker Non-Votes
48,448,158	1,285,806	5,970	--

Item 8.01  Other Events.

The Company today announced that the Board of Directors has declared a $0.03 increase in its regular semi-annual cash dividend to $0.19 per share or $0.38 annually (an 18.75% increase from the previous $0.16 per share or $0.32 annually). The next cash dividend will be payable on July 1, 2020, to stockholders of record as of the close of business on June 3, 2020.

The Company also today announced that its Board of Directors has approved a $1.25 million donation to the Winifred Montana Public School District, to be utilized in connection with the construction of a new K-12 public school building in Winifred, Montana, the hometown of the company’s Founder and Executive Chairman, Norman H. Asbjornson.

A copy of the Company's press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of AAON, Inc., effective May 12, 2020

99.1	Press release dated May 15, 2020 announcing semi-annual cash dividend and charitable donation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAON, INC.

Date:	May 15, 2020	By:	/s/ Luke A. Bomer
Luke A. Bomer, Secretary